Exhibit 10.6
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of February 16, 2017 by and between The New Home Company Inc. (the “Company”) and Wayne Stelmar (“Consultant”).
RECITALS
A.    Consultant currently serves as Chief Investment Officer of the Company pursuant to that certain employment agreement with the Company, dated January 30, 2014, as amended on May 29, 2015 (the “Employment Agreement”).
B.    Consultant desires to retire, and the Company and Consultant mutually desire to transition Consultant’s role with the Company from that of Chief Investment Officer of the Company to that of a non-employee consultant to the Company, effective as of February 17, 2017 (the “Transition Date”).
C.    The Company acknowledges that Consultant served as a named executive officer of the Company through the 2016 fiscal year and any cash bonus earned, in the sole discretion of the Compensation Committee, shall be paid for Consultant’s performance in accordance with the Company’s Executive Incentive Compensation Plan.
D.    Consultant and the Company mutually desire that, effective as of the Transition Date, (i) the Employment Agreement will terminate, this Agreement will supersede and replace the Employment Agreement in its entirety, except in each case with respect to Sections 5, 6, 7, 8 and 17 of the Employment Agreement, which shall survive the termination of the Employment Agreement and shall continue in effect and (ii) Consultant will cease to be an employee of the Company and will thereupon become an independent contractor of the Company performing consulting services.
D.    Consultant currently serves as an employee director of the Company’s Board of Directors; the Company and Consultant hereby intend that effective upon Consultant’s termination of employment, Consultant shall become a “Non-Employee Director” and shall receive the compensation and be subject to the requirements of a Non-Employee Director pursuant to the Company’s policies in place from time to time.
E.    Consultant desires to perform such services on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant hereby agree as follows:
1.Resignation; Accrued Compensation. Consultant hereby (a) resigns from his position as Chief Investment Officer of the Company and from all other offices held with the Company and/or its affiliates, and (b) terminates his employment with all such entities, in each case, effective as of the Transition Date. The Company and Consultant acknowledge and agree that the termination of Consultant’ employment as of the Transition Date shall constitute a termination of employment by Consultant “without

Good Reason” pursuant to Section 4 of the Employment Agreement and that, without limiting any other provision, Consultant shall not be entitled to receive any payments, benefits or accelerated vesting pursuant to Section 4(c) of the Employment Agreement. As of the Transition Date, the Employment Agreement shall terminate and shall be of no further force and effect, and neither the Company nor Consultant shall have any further obligations pursuant thereto; provided, however, that Sections 5, 6, 7, 8 and 17 of the Employment Agreement shall survive the termination of the Employment Agreement and shall continue in effect. Upon the Transition Date, the Company shall pay to Consultant the sum of (i) all accrued but unpaid salary through the Transition Date, (ii) all accrued, but unused vacation and other paid-time-off (if any) and (iii) all reasonable business expenses reimbursable in accordance with Section 3(d)(v) of the Employment Agreement (to the extent such expenses are submitted prior to the Transition Date), in each case subject to any applicable withholding.
2.Term. The term of this Agreement shall be for a period commencing as of the Transition Date and ending on the first anniversary thereof (the “Initial Termination Date”) and shall include any extensions from the Initial Termination Date pursuant to the following sentences of this Section 2 (collectively, the “Consulting Period”). If not previously terminated, the Consulting Period may be extended for one additional year on the Initial Termination Date (each a “Term Date”) and on each subsequent anniversary of the Initial Termination Date, in each case, if mutually consented to by the parties. Notwithstanding the foregoing, either party hereto may terminate the Consulting Period and Consultant’s services hereunder at any time, for any reason or no reason.
3.Services.
(a)    During the Consulting Period, Consultant shall provide consulting services with regard to the business and operations of the Company, its subsidiaries and its affiliates as requested by the Company’s Chief Executive Officer, and may include all or some of the services set forth on Exhibit A attached hereto (collectively, the “Services”).
(b)    Consultant shall devote such time as is necessary for the proper performance of the Services, but is expected to devote approximately, but no more than, 60 hours per month during the Consulting Period.
4.Compensation for Services. Subject to and conditioned upon Consultant’s execution and delivery to the Company of an effective release of claims in substantially the form attached hereto as Exhibit B (the “Release”) within 21 days following the Transition Date and non-revocation of such Release during any applicable revocation period:
(a)    During the Consulting Period, the Company shall pay Consultant a fee (the “Consulting Fee”) of $16,800 per month. The monthly Consulting Fee shall be paid to Consultant in arrears on each monthly anniversary of the Transition Date during the Consulting Period (beginning on the first monthly anniversary of the Transition Date). Notwithstanding the foregoing, in no event shall any portion of the Consulting Fee be paid to Consultant prior to the expiration of any revocation period applicable under the Release (and any amounts that would otherwise be paid prior to such expiration shall instead be paid on the next monthly payment date).
(b)    If Consultant makes a valid and timely election to continue healthcare coverage under the Company’s group health plans pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended and the regulations thereunder (i.e., by electing COBRA), then during the period commencing on the Transition Date and ending on the earlier of (i) the termination of the Consulting Period, (ii) the Initial Termination Date and (iii) the date on which Consultant becomes eligible for coverage under the group health plan of a subsequent employer (of which eligibility Consultant hereby agrees to give prompt notice to the Company) (in any case, the “COBRA Period”), the Company shall reimburse Consultant, with respect to each month during the COBRA Period, an amount equal to (I) the monthly premiums actually paid by Consultant for such continued healthcare coverage less (II) the monthly premium payable by Consultant for coverage under the Company’s group health plans as of immediately prior to the Transition Date; provided, that in no event shall such reimbursement amount exceed the cost actually paid by Consultant for such continued healthcare coverage. Notwithstanding the foregoing, if (x) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A (as defined below) under Treasury Regulation Section 1.409A-1(a)(5), or (y) the Company is otherwise unable to continue to cover Consultant under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, each remaining premium payment under this Section 4(b) shall thereafter be paid to Consultant in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof). In addition, Consultant is required to provide complete and accurate documentation evidencing Consultant’s actual premium payments for continued healthcare coverage in order to receive reimbursement from the Company pursuant to this Section 4(b). In the event the Consulting Period and Consultant’s services hereunder are extended on the Initial Termination Date in accordance with Section 2 above, the parties agree to negotiate in good faith to modify this Section 4(b) based on the facts and circumstances at the time of such extension.
(c)    To the extent each Company restricted stock unit and Company stock option granted to Consultant prior to the Transition Date that remains outstanding as of the Effective Date (each, a “Pre-Consulting Equity Award”) remains unvested as of the Transition Date, such Pre-Consulting Equity Award shall, during the Consulting Period, remain outstanding and, as applicable, continue to vest (and, in the case of stock options, become exercisable) in accordance with its terms starting on the Transition Date (based on Consultant’s continued provision of Services thereafter rather than continued employment).
(d)    As of the Transition Date and for so long as Consultant is a member of the Board, he shall be entitled to receive compensation payable to “Non-Employee Directors” pursuant to the Company’s compensation policy for its non-employee directors, as may be in place from time to time. For the avoidance of doubt, and in accordance with the Non-Employee Director Compensation Program, Consultant shall be paid the 2017 annual cash retainers for his participation on the Board and on the Executive Committee, pro-rated as of the Transition Date; RSU grants made following the Transition Date are not pro-rated. Consultant further agrees that for so long as Consultant is a member of the Board, he shall abide by the Stock Ownership Guidelines for Non-Employee Directors, as such guidelines may be in place from time to time.
5.Expenses. During the Consulting Period, the Company shall reimburse Consultant for reasonable expenses in accordance with the Company’s substantiation and reimbursement policies applicable to non-employee directors, as in effect from time to time.
6.Termination of Consultancy. Either the Company or Consultant may terminate the Consulting Period and Consultant’s Services hereunder at any time, for any reason, upon written notice to the other party, subject to the following requirements upon termination.
(a)    Termination Without Cause. If the Company terminates the Consulting Period and Consultant’s Services hereunder without Cause (as defined below), then, subject to Consultant’s timely execution and non-revocation of a general release of claims in a form prescribed by the Company (and notwithstanding anything in Section 4 hereof to the contrary), (i) each Pre-Consulting Equity Award shall vest in full (to the extent then-unvested) immediately prior to any such termination and, if applicable, shall remain exercisable for three months following the termination date (but in no event beyond the maximum term of the applicable stock option), (ii) the Company shall pay Consultant the remaining Consulting Fee that would have been payable for the remainder of the then-applicable Consulting Period, in a single lump-sum payable on the 30th day following the termination date and (iii) the continuation benefits contemplated by Section 4(b) hereof shall continue in accordance with the provisions thereof (with the Consulting Period ending on the expiration of the then-applicable Consulting Period), provided, however, that the accelerated vesting and payment continuation contemplated by this Section 6(a) shall not occur or begin, as applicable, until any revocation period applicable under the Release has expired and, if the consideration and revocation periods span two calendar years, all such vesting and payments shall occur in the latter calendar year. For the avoidance of doubt, upon a termination of the Consulting Period and Consultant’s Services hereunder by the Company without Cause, any Pre-Consulting Equity Award shall remain outstanding and eligible to vest during any Release consideration and revocation period.
(b)    Non-Extension of Consulting Agreement. If the Company terminates the Consulting Period and Consultant’s Services hereunder upon expiration of the Consulting Period on the Initial Termination Date, then each Pre-Consulting Equity Award shall vest in full (to the extent then-unvested) on the Initial Termination Date and, if applicable, shall remain exercisable for three months following the termination date (but in no event beyond the maximum term of the applicable stock option).
(c)    Any Termination. If the Consulting Period and the Consultant’s Services hereunder are terminated for any reason, (i) the Company shall pay to Consultant any portion of the Consulting Fee that has been earned but unpaid through such date of termination and (ii) upon a termination for any reason other than for Cause, any outstanding Company stock options held by Consultant shall remain exercisable for three months following the termination date, but in no event beyond the maximum term of such stock option. In addition, if the Consulting Period and the Consultant’s Services hereunder are terminated for any reason not described in Section 6(a) hereof, Consultant shall immediately forfeit (i) all Consulting Fees payable with respect to periods of service following such termination date, and (ii) subject to Section 6(b) hereof, any and all then-unvested Company equity awards held by Consultant.
(d)    Return of Property. Upon the termination of the Consulting Period and Consultant’s Services hereunder for any reason, Consultant agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that Consultant has in its possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that Consultant knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties.
(e)    Exclusivity of Benefits. Except as expressly provided in this Agreement, the Company shall have no further obligations to Consultant upon termination of the Consulting Period and Consultant’s Services hereunder.

(f)    Definition of “Cause”. For purposes of this Agreement, “Cause” shall have the same meaning set forth in the Employment Agreement.
7.Cooperation. In addition to the Services (and without further compensation), Consultant agrees that, following the Transition Date, Consultant will use commercially reasonable efforts to cooperate with the Company, to the extent reasonably requested by the Company, to consult, advise and provide relevant input with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters that were within the scope of Consultant’ duties and responsibilities to the Company and its affiliates during employment with the Company.
8.Confidentiality; Non-Solicitation; Non-Competition. The parties acknowledge and agree that Consultant previously made certain representations with respect to confidential information and non-solicitation, each as set forth in Sections 5 and 6 of the Employment Agreement, and Consultant hereby acknowledges and agrees that such provisions shall remain in full force and effect in accordance with their terms and that Consultant shall be bound by their terms and conditions. In addition, during the Consulting Period, Consultant shall not be engaged in any other business activity which would interfere with the performance of duties hereunder or be competitive with the business of the Company (a “Restricted Business”).  The foregoing restrictions shall not be construed as preventing Consultant from making passive investments in other businesses or enterprises; provided, however, that such other investments will not require services on the part of Consultant which would in any manner impair the performance of its or his duties under this Agreement, and provided further that such other businesses or enterprises are not engaged in any business competitive to the business of the Company; provided that nothing herein shall prevent Consultant from owning up to 3 percent of the capital stock of a publicly held entity carrying on a Restricted Business so long as the Consultant does not actively participate in the control of such Restricted Business.
9.Non-Disparagement. Consultant agrees not to disparage the Company, any affiliate of the Company and/or any officers, directors, employees, shareholders and/or agents of the Company or any affiliate of the Company in any manner intended or reasonably likely to be harmful to them or their business, business reputation or personal reputation. The Company shall ensure that its directors and executive officers do not disparage Consultant in any manner intended or reasonably likely to be harmful to Consultant’s business or personal reputation.
10.Protected Rights. Each party understands that nothing contained in this Agreement limits any party’s ability to file a charge or complaint with the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission ("Government Agencies"). Each party further understands that this Agreement does not limit any party’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit any party’s right to receive an award for information provided to any Government Agencies.
11.Representations.
(a)    Consultant represents and warrants that Consultant has no outstanding agreement, relationship or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from performing hereunder or complying with the provisions hereof, and further agrees that Consultant will not enter into any such conflicting agreement or relationship during the Consulting Period. Consultant agrees to comply with any insider trading policy, ethics policy and business conduct policy of the Company during the term of this Agreement. Consultant agrees to not use information received by Consultant during the term of this Agreement for personal gain or take advantage of any business opportunities that arise as a result of this Agreement that might be of interest to the Company. Consultant agrees that if Consultant makes any “reportable transactions” under Section 16 of the Exchange Act of 1934, as amended, Consultant shall immediately notify the Company of such transactions.
(b)    Consultant hereby acknowledges (i) that Consultant has consulted with or has had the opportunity to consult with independent counsel of Consultant’s own choice concerning this Agreement, and has been advised to do so by the Company, and (ii) that Consultant has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on Consultant’s own judgment.
12.Independent Contractor. Consultant expressly acknowledges and agrees that, as of the Transition Date, Consultant is solely an independent contractor and shall not be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever. Except as expressly contemplated by this Agreement, the Company shall not be obligated to (a) pay on the account of Consultant any unemployment tax or other taxes required under the law to be paid with respect to employees, (b) withhold any monies from the fees of Consultant for income tax purposes or (c) provide Consultant with any benefits, including without limitation health, welfare, pension, retirement, or any kind of insurance benefits, including workers’ compensation insurance (except as expressly provided above with respect to COBRA continuation benefits). Notwithstanding the foregoing, any amounts payable to Consultant in respect of his service as an employee of the Company prior to the Transition Date shall be subject to withholding in accordance with applicable law. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and to pay any applicable income, self-employment and other taxes thereon. Consultant and the Company hereby acknowledge and agree that this Agreement does not impose any obligation on the Company to offer employment or membership on the Company’s Board of Directors to Consultant at any time.
13.Assignment. This Agreement and the rights and duties hereunder are personal to Consultant and shall not be assigned, delegated, transferred, pledged or sold by either Consultant without the prior written consent of the Company. Consultant hereby acknowledges and agrees that the Company may assign, delegate, transfer, pledge or sell this Agreement and the rights and duties hereunder (a) to an affiliate of the Company or (b) to any third party (i) that acquires all or substantially all of the assets of the Company or (ii) that is the surviving or acquiring corporation in connection with a merger, consolidation or other acquisition involving the Company. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.
14.Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to Consultant: at Consultant’s most recent address on the records of the Company.
If to the Company:
The New Home Company Inc.
85 Enterprise, Suite 450
Aliso Viejo, CA 92656
Attn: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
15.Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”). Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with Consultant to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (a) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (b) comply with the requirements of Section 409A; provided, however, that this Section 14 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A.
16.Survival. Section 7 (Cooperation), Section 8 (Confidentiality; Non-Solicitation), Section 9 (Non-Disparagement), Section 10 (Protected Rights), and Section 12 (Independent Contractor) hereof shall survive any termination of this Agreement and shall continue in effect.
17.Governing Law. Any dispute, controversy, or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of California, without regard to conflict of law principles.
18.Entire Agreement; Counterparts. Effective as of the Transition Date, this Agreement, together with the Release and any applicable equity award agreements, constitutes the complete and final agreement of the parties and supersede any prior agreements between them, whether written or oral, with respect to the subject matter hereof. To the extent that any provision of this Agreement is inconsistent with the terms and conditions of any stock option or restricted stock unit agreement between Consultant and the Company, this Agreement shall constitute an amendment thereto. Without limiting the generality of the foregoing, Consultant hereby agrees that as of the Transition Date, the Employment Agreement is hereby terminated and shall be of no further force or effect, except for Sections 5, 6, 7, 8 and 17 thereof, which shall survive such termination. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
19.Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Consultant has hereunto set Consultant’s hand, and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

THE NEW HOME COMPANY INC.,
a Delaware corporation

By:	/s/ H. Lawrence Webb Name: H. Lawrence Webb Title: Chief Executive Officer

“CONSULTANT”

/s/ Wayne Stelmar
Wayne Stelmar

EXHIBIT A

CONSULTING SERVICES

1.
Regular Office Hours. Consultant is expected to keep regular office hours at the Company’s headquarters or one of its divisional headquarters approximately twice a week or at such times and places as mutually agreed between Consultant and the Company’s Chief Executive Officer. As an initial matter, the parties expect such office hours shall be Tuesday and Wednesday; provided that Consultant shall have flexibility to revise such hours based on arrangements determined by Consultant and the Chief Executive Officer.

2.	Mentoring and Training. Consultant shall devote significant energy to mentoring finance and land acquisition personnel on prudent land acquisition strategy and underwriting practices.

3.
Participation with Land Sellers, Capital Providers, Others. Consultant shall maintain and transition valuable relationships with land sellers, investors, capital providers, consultants and Company staff.

4.	Joint Ventures. Consultant to participate, as requested, in meetings related to the Company’s joint ventures.

5.	CEO Requests. Consultation and participation with other Company’s matters as reasonably requested by the Company’s Chief Executive Officer.

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EXHIBIT B
GENERAL RELEASE
For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of The New Home Company Inc., a Delaware corporation and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this Release shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under any agreement between the undersigned and the Company evidencing outstanding stock options or restricted stock unit awards in the Company held by the undersigned, (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to indemnification and/or advancement of expenses pursuant to the Employment Agreement, dated as of January 30, 2014, between The New Home Company Inc. and the undersigned, (iv) to bring to the attention of the Equal Employment Opportunity or California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that the undersigned does release the undersigned’s right to secure damages for any alleged discriminatory, harassing or retaliatory treatment or (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.
THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

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IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(A)    HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(B)    HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(C)    HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
IN WITNESS WHEREOF, the undersigned has executed this Release this 16th day of February, 2017.
/s/ Wayne Stelmar
Wayne Stelmar

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